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                                                                    EXHIBIT 10.2


                       ANTHEM EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE

      The purpose of the Anthem Employee Stock Purchase Plan (the "Plan") is to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of Company Stock by eligible present and future employees of the Company and its designated Subsidiaries. The Plan is intended to comply with the terms of Code section 423 and Rule 16b-3 of the Act.

2. DEFINITIONS

      Where indicated by initial capital letters, the following terms shall have the following meanings:

      (a) "Act" means the Securities Exchange Act of 1934, as amended.

      (b) "Board" means the Board of Directors of the Company.

      (c) "Code" means the Internal Revenue Code of 1986, as amended, or any subsequently enacted federal revenue law.

      (d) "Committee" means the Compensation Committee of the Board, provided that, if any member of the Committee does not qualify as both an outside director for purposes of Code section 162(m) and a non-employee director for purposes of Rule 16b-3, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee of the Committee to act as the Committee for purposes of the Plan.

      (e) "Company" means Anthem, Inc., an Indiana corporation, and any successor by merger, consolidation or otherwise.

      (f) "Company Stock" means the Company's common stock. In the event of a change in the capital structure of the Company (as provided in Section 13), the shares resulting from such change shall be deemed to be Company Stock within the meaning of the Plan.

      (g) "Compensation" means the total earnings, prior to withholding, paid to an Eligible Employee during the applicable pay period, including bonuses, overtime and salary reduction contributions pursuant to a Code section 401(k) plan. Compensation shall exclude salary reduction contributions and flex dollars pursuant to a Code section 125 plan, tax gross ups, relocation expenses, referral bonuses, tuition reimbursement, the imputed value of group life insurance, the economic value attributable to the employee under split dollar life insurance, car allowances, contest earnings (other than marketing or sales incentives, long term incentives and any employer contributions (other than salary reduction contributions)) to a Code section 401(k) plan.
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      (h) "Custodian" means a financial institution or other corporate entity selected by the Company from time to time to act as custodian for the Plan.

      (i) "Eligible Employee" means any employee of the Company or its Subsidiaries who meets the eligibility requirements of Section 5 and Section 9.

      (j) "Enrollment Form" means the form filed by a Participant with the Committee authorizing payroll deductions.

      (k) "Fair Market Value" means the closing trading price of a share of Common Stock, as reported on the New York Stock Exchange on the applicable Grant Date or Investment Date, or, if the Common Stock was not quoted on such date, the closing trading price on the last day prior thereto on which the Common Stock was quoted.

      (l) "Grant Date" means the first business day of each quarter, as determined by the Committee, on which shares of Common Stock are or could be traded on the New York Stock Exchange.

      (m) "Investment Account" means the account established for each Participant to hold Company Stock purchased under the Plan pursuant to Section 7.

      (n) "Investment Date" means the last business day of each quarter, as determined by the Committee, on which shares of Company Stock are or could be traded on the New York Stock Exchange.

      (o) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, as of an Investment Date, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      (p) "Participant" means an Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 6.

      (q) "Payroll Deduction Account" means the account established for a Participant to hold payroll deductions pursuant to Section 6.

      (r) "Plan" means the "Anthem Employee Stock Purchase Plan," as set forth herein and as amended from time to time.

      (s) "Purchase Price" means a percentage of the lower of the Fair Market Value of a share of Company Stock on the Grant Date or on the Investment Date. The percentage shall be eighty-five percent (85%) unless the Committee, in its sole discretion, increases the percentage at any time. After any such increase, the Committee, in its sole discretion, may decrease the percentage, but not below eighty-five percent (85%) at any time. Any increase or decrease shall be communicated to Eligible Employees not less than thirty (30) days prior to the first Grant Date affected by the change.

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      (t) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of an Investment Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. SHARES RESERVED FOR THE PLAN

      There shall be reserved for issuance and purchase by employees under the Plan an aggregate of 3,000,000 shares of Company Stock, subject to adjustment as provided in Section 13. Shares subject to the Plan shall be authorized but unissued shares. Shares needed to satisfy the needs of the Plan may be newly issued by the Company or acquired by purchase at the expense of the Company on the open market or in private transactions.

4. ADMINISTRATION OF THE PLAN

      The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions (including directing the Custodian as to the acquisition of shares) necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons. A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to their action taken signed by all members of the Committee. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. The Committee may delegate administration of the Plan to one or more employees or positions of the Company or any Subsidiary.

5. ELIGIBILITY

      Except as hereinafter provided, an employee of the Company, its current Subsidiaries listed on Exhibit A attached hereto or such of its future participating Subsidiaries as may from time to time be designated by the Committee and listed on Exhibit B attached hereto shall be eligible to participate in the Plan as of the first day of the quarter following the receipt, by the Committee, of an Enrollment Form; provided, however, if the first day of the quarter following the receipt by the Committee of an Enrollment Form is less than 30 days after such receipt, then such employee shall be eligible to participate in the Plan as of the first day of the second quarter following the receipt by the Committee of an Enrollment Form, or as soon as administratively practicable thereafter. Eligibility to participate is also subject to the provisions of Section 9.

      No director of the Company or of any Subsidiary who is not an employee shall be eligible to participate in the Plan. No independent contractor who is not an employee shall be eligible to participate in the Plan. No employee of the Company or of any Subsidiary whose customary

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employment is 20 hours or less per week shall be eligible to participate in the
Plan. No employee of the Company or of any Subsidiary whose customary employment is for not more than five months in any calendar year shall be eligible to participate in the Plan.

6. ELECTION TO PARTICIPATE

      Each Eligible Employee may become a Participant by filing with the Committee an Enrollment Form in accordance with Section 5 authorizing specified regular payroll deductions from his or her Compensation. Such regular payroll deductions shall be in one percent (1%) increments of Compensation subject to a minimum deduction of one percent (1%) and a maximum deduction of fifteen percent (15%) of Compensation per pay period. All regular payroll deductions shall be credited to the Payroll Deduction Account that the Company has established in the name of the Participant.

      A Participant may cease his or her participation in the Plan at any time. An Eligible Employee who has ceased to be a Participant may not again become a Participant until such Eligible Employee has complied with Section 5. Not more than four (4) times during any calendar year, a Participant may increase or decrease his or her payroll deduction by filing a new Enrollment Form. Any cessation or change in payroll deduction will be effective as of the payroll period following the date of the Participant's election, or as soon as administratively practicable thereafter. Once an election is in place, it may not be revoked for the remainder of the payroll period.

7. METHOD OF PURCHASE AND INVESTMENT ACCOUNTS

      Each Participant having eligible funds in his or her Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased the number of shares of Company Stock (including fractional shares unless otherwise determined by the Committee) which the eligible funds in his or her Payroll Deduction Account could purchase on that Investment Date at the Purchase Price. All shares purchased shall be maintained by the Custodian in a separate Investment Account for each Participant. All cash dividends paid with respect to shares of the Company Stock held in the Investment Account shall be added to a Participant's Payroll Deduction Account and shall be used to purchase shares of Company Stock for the Participant's Investment Account. Expenses incurred in the purchase of such shares shall be paid by the Company.

      All dividends distributed in-kind with respect to Company Stock held in the Investment Account shall be added to the shares held for a Participant in his or her Investment Account. Any distribution of shares with respect to shares of Company Stock held for a Participant in his or her Investment Account shall be added to the shares of Company Stock held for a Participant in his or her Investment Account.

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8. STOCK PURCHASES

      The Custodian shall acquire shares of Company Stock for Participants as of each Investment Date from the Company or, if directed by the Committee, by purchases on the open market or in private transactions using total payroll deduction amounts received by the Custodian. If shares of Company Stock are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Company will pay the Custodian the difference between the Purchase Price and the price at which such shares are purchased for Participants.

9. LIMITATION ON PURCHASES

      No Participant may purchase, during any one calendar year under the Plan (or combined with any other plan qualified under Code section 423), shares of Company Stock having a Fair Market Value (determined by reference to the Fair Market Value on each Grant Date) in excess of $25,000. This limitation shall be interpreted to comply with Code section 423(b)(8).

      A Participant's Payroll Deduction Account may not be used to purchase Company Stock on any Investment Date to the extent that, after such purchase, the Participant would own (or be considered as owning within the meaning of Code section 424(d)) stock possessing 5% or more of the total combined voting power of the Company or its Parent or Subsidiary. For this purpose, stock which the Participant may purchase under any outstanding option (whether or not exercisable) shall be treated as owned by such Participant. As of the first Investment Date on which this paragraph limits a Participant's ability to purchase Company Stock, the employee shall cease to be a Participant.

10. TITLE OF ACCOUNTS

      The Custodian shall maintain an Investment Account for each Participant. Each Investment Account shall be in the name of the Participant or, if he or she so indicates on his or her Enrollment Form, in his or her name jointly with a member of his or her family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have an Investment Account in his or her name as tenant in common with a member of his or her family, without rights of survivorship.

11. RIGHT TO SELL COMPANY STOCK IN INVESTMENT ACCOUNT

      A Participant shall have the right at any time to obtain a certificate (if the Company Stock is certificated) for the shares (including fractional shares) of Company Stock credited to his or her Investment Account. A Participant shall have the right at any time to direct that any shares of Company Stock in his or her Investment Account be sold and that the proceeds, less expenses of sale, be remitted to him or her.

      When a Participant ceases to be a Participant, the Participant may elect to have his or her shares sold by the Custodian and the proceeds, after selling expenses, remitted to him or her or

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the Participant may elect to have a certificate (if the Company Stock is certificated) for the shares of Company Stock credited to the Participant's Investment Account forwarded to him or her. In either event, the Custodian may sell any fractional interest held in the Participant's Investment Account to the Company and remit the proceeds of such sale, less selling expenses, and the balance in his or her Payroll Deduction Account to him or her.

      As a condition of participation in the Plan, each Participant agrees to notify the Company if he or she sells or otherwise disposes of any of his or her shares of Company Stock within two years of the Grant Date on which such shares were purchased.

12. RIGHTS NOT TRANSFERABLE

      Rights under the Plan are not transferable by a Participant, except by will or by the laws of descent and distribution. Rights under the Plan are exercisable during a Participant's lifetime only by him or her, pursuant to
Section 7.

13. CHANGE IN CAPITAL STRUCTURE

      In the event of a stock dividend, spinoff, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

      If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

      Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

14. RETIREMENT, TERMINATION AND DEATH

      In the event of a Participant's retirement, termination of active employment, or death, the amount in his or her Payroll Deduction Account shall be refunded to him or her, and, unless otherwise elected, certificates (if the Company Stock is certificated) will be issued for full shares of Company Stock held in his or her Investment Account. If a Participant elects to have his or her shares sold, he or she will receive the proceeds of the sale, less selling expenses. In the event of his or her death, the amount in his or her Payroll Deduction Account and all shares of

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Company Stock in his or her Investment Account shall be delivered to the beneficiary designated by the Participant in writing filed with the Company. If no beneficiary has been designated, or if the designated beneficiary does not survive the Participant, such amount and all shares shall be delivered to his or her estate.

15. AMENDMENT OF THE PLAN

      The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the shareholders of the Company must approve any amendment that would materially (i) increase the benefits accruing to Participants under the Plan, (ii) increase the number of securities that may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan.

16. TERMINATION OF THE PLAN

      The Plan and all rights of employees hereunder shall terminate:

            (a) on the Investment Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

            (b) at any prior date at the discretion of the Board of Directors.

      In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be issued to Participants on a pro rata basis. Upon termination of the Plan, all amounts in an employee's Payroll Deduction Account that are not used to purchase Company Stock will be refunded.

17. EFFECTIVE DATE OF PLAN

      The Plan was approved by the Board of Directors and the Company's shareholders on July 30, 2001 and the Plan shall become effective on the date designated by the Committee subsequent to registration of stock or plan interests in the Plan.

18. GOVERNMENT AND OTHER REGULATIONS

      The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

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19. INDEMNIFICATION OF COMMITTEE

      Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to such indemnification and reimbursement as directors of the Company as provided in its Articles of Incorporation and/or Bylaws.

20. GOVERNING LAW

      The Plan shall be construed and administered in accordance with the laws of the State of Indiana.

21. LEGENDS

      In its sole and complete discretion, the Committee may elect to legend certificates representing Company Stock sold under the Plan to make appropriate references to the restrictions imposed on such Company Stock.

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                                   EXHIBIT A
                             Current Subsidiaries

AdminaStar Federal, Inc.
Anthem Alliance Health Insurance Company
The Anthem Companies, Inc.

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                                   EXHIBIT B
                       Future Participating Subsidiaries

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